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                                                                  EXHIBIT 5(b)-9

                              SUB-ADVISER AGREEMENT


                  This Agreement is made and entered into this 1st day of January, 1994, by and between Sierra Investment Advisors Corporation (the "Manager"), a corporation organized under the laws of the state of California and Janus Capital Corporation (the "Sub-Adviser"), a corporation organized under the laws of the state of Colorado.

                  WITNESSETH:

                  WHEREAS, the Manager is engaged in the business of rendering investment advisory and management services, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is the investment adviser to the Emerging Growth Fund of The Sierra Variable Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Management Contract, dated as of January 1, 1994, between the Manager and the Trust (the "Management Contract"); and

                  WHEREAS, the Trust is engaged in business as an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Trust offers a number of investment portfolios, each with its own investment objective and strategies, and of which one investment portfolio is the Emerging Growth Fund (the "Fund"); and

                  WHEREAS, the Sub-Adviser is engaged in the business of rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

                  WHEREAS, the Manager is authorized to retain sub-advisers and desires to retain the Sub-Adviser to furnish

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investment advisory and management services to the Fund and the Sub-Adviser is willing to furnish such services;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is hereby agreed by and among the parties hereto as follows:




                  1.       Investment Description; Appointment

                  The Manager desires to employ and hereby appoints the Sub-Adviser to act as investment sub-adviser to the Fund. The Sub-Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

                   In performance of its duties, the Sub-Adviser will comply with the limitations specified in its Agreement and Declaration of Trust, the By-laws of the Trust and the stated investment objectives, policies and restrictions of the Fund as forth in the Trust's Registration Statement on Form N-1A, File No. 33-57732, as in effect and which may be amended from time to time (the "Registration Statement"), and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Registration Statement, have been or will be submitted to the Sub-Adviser. Copies of all amendments or supplements to the Trust's Registration Statement and the Trust's Declaration and Agreement of Trust will be provided to the Sub-Adviser during the continuance of this Agreement before or at the time such amendments or supplements become effective.

                  The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the Board of Trustees of the Fund to the extent they may affect the duties of the Sub-Adviser, a certified copy of any financial statements or reports prepared for the Trust which relate to the Fund, by certified or independent public accountants, and with copies of any financial statements or reports made by the Trust to its shareholders or to any governmental body or securities exchange, and any further materials or information which the Sub-Adviser may reasonably

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request to enable it to perform its functions under this Agreement.

                  2.       Services as Investment Sub-Adviser

                  Subject to the supervision of the Board of Trustees of the Trust and of the Manager, the Fund's investment adviser, the Sub-Adviser will
(a) maintain compliance procedures for the Fund that the Sub-Adviser believes are adequate to ensure its compliance with the applicable provisions of the 1940 Act and the Advisers Act as the same may from time to time be amended, (b) make investment decisions for the Fund in accordance with the Fund's investment objective(s) and policies as stated in the Fund's Registration Statement as in effect and, after notice to the Sub-Adviser, and which may be amended from time to time, (c) place purchase and sale orders on behalf of the Fund to effectuate the investment decisions made, (d) maintain books and records with respect to the securities transactions of the Fund in accordance with the 1940 Act and the Advisers Act and the rules adopted thereunder and will furnish the Manager quarterly, annual and special reports as the Manager may reasonably request; and
(e) treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders; and will not knowingly use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and such records may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. In providing those services, the Sub-Adviser will supervise the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.

                  Subject to the supervision of the Manager and in accordance with the investment objective and policies as stated in the Trust's Registration Statement, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager to buy, sell, lend, and otherwise trade in any

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stocks, bonds, and other securities and investment instruments on behalf of the
Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations, and so long as consistent with the foregoing, the majority or the whole of the Fund may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash as the Sub-Adviser shall determine. In addition, the Sub-Adviser will furnish the Fund or the Manager with whatever statistical information the Fund or the Manager may reasonably request with respect to the instruments that the Fund may hold or contemplate purchasing.

                  3.       Brokerage

                  Subject to (i) the over-riding objective of obtaining the best possible execution of orders; and (ii) review and approval of the Board of Trustees of the Trust, which may be conducted as often as quarterly, the Sub-Adviser shall place all orders for the purchase and sale of investments for the Fund with brokers, dealers, futures commissions merchants, or other sources (hereafter, "brokers or dealers") selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub- Adviser. All transactions with any affiliated person of the Trust, or where any such affiliated person acts as broker or agent in connection with any such transaction, shall be accomplished in compliance with the 1940 Act, the Advisers Act, the Securities Exchange Act of 1934, as amended, the rules adopted thereunder and the procedures adopted thereunder by the Trust. As provided in the Management Contract, the Trust agrees that any entity or person associated with the Manager or Sub- Adviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by
Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust has consented to the retention of compensation for the transactions in accordance with Rule 11a2-2(T)(2)(iv). Purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser; provided that (i) no advisory account will be favored by the Sub-Adviser over any other account; (ii) each client of the Sub-Advisor who participates in such an aggregated order will participate at the average share price, with all

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transaction costs shared on a pro rata basis; (iii) only advisory clients'
transactions will be aggregated for such an aggregated order; and (iv) the accounts of clients whose orders are aggregated will be segregated on the Sub-Adviser's books and records so as to identify the particular client who has the beneficial interest therein. The Sub-Adviser shall use its best efforts to obtain execution of Fund transactions at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the Fund and/or other accounts serviced by the Sub-Adviser. The Sub- Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Fund and to accounts over which they exercise investment discretion, and not all such services or products may be used by the Sub-Adviser in managing the Fund; provided that with respect to such transaction and such determination the affiliates of the Sub-Adviser shall have the same responsibilities to the Fund as the Sub-Adviser has under this Agreement.

                  4.       Information Provided to the Trust

                  The Sub-Adviser will keep the Trust and the Manager informed of developments materially affecting the Fund of which the Sub-Adviser becomes aware and will, on its own initiative, furnish the Trust and the Manager on at least a quarterly basis with whatever information the Sub-Adviser believes is appropriate for this purpose.

                  5.       Standard of Care


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                  The Sub-Adviser shall exercise its best judgment in rendering the services described in paragraphs 2 and 3 above. Except as may otherwise be provided by federal or state securities laws, the Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (the conduct excepted in this sentence shall be referred to as "Disqualifying Conduct").

                  6.       Compensation

                  In consideration of the services rendered pursuant to this Agreement, the Manager will pay the Sub-Adviser on the first business day of each month a fee for the previous month at the annual rate of .55% of the Fund's average daily net assets up to $25 million and .50% of the Fund's average daily net assets in excess of $25 million. The fee for the first month shall be prorated based upon the number of days the account was open in that month. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Registration Statement.

                  7.       Expenses

                  The Sub-Adviser will bear all of its expenses in performing its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Sub- Adviser shall bear no expenses of the Trust, the Fund or the Manager. The Trust bears the expenses described in its Registration Statement. Any reimbursement of advisory fees required by the Management Contract between the Trust and the Manager or any voluntary or statutory expense limitation provision shall be the sole responsibility of the Manager.

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                  8.       Services to Other Companies or Accounts

                  The Trust understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and the Trust has no objection to the Sub- Adviser so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Sub- Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner reasonably equitable to each entity. Similarly, opportunities to sell securities will be allocated in such an equitable manner. The Trust recognizes that in some cases this procedure may limit the size of the position that may be acquired or disposed of for the Fund. In addition, the Trust understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other business or to render services of whatever kind or nature. The Trust recognizes and agrees that the Sub-Adviser may provide advice to other clients which may differ from or be identical to advice given with respect to the Fund.

                  9.       Term of Agreement

                  This Agreement shall become effective upon its execution, shall continue for a one year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust or (ii) a vote of a "majority" (as defined in the 1940
Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice by the Manager, the Board of Trustees of the Trust or by vote of holders of a majority of the Fund's shares, or upon 60 days' written notice, by the Sub-Adviser and, will terminate

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automatically upon any termination of the Management Contract. In addition, this
Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). The Sub-Adviser agrees to notify the Trust of any circumstances that to its best knowledge and belief might result in this Agreement being deemed to be assigned.

                  10.      Representations of the Trust and the Sub-Adviser

                  The Trust represents that (i) a copy of its Declaration and Agreement of Trust, dated January 27, 1993, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, (ii) the appointment of the Sub-Adviser has been duly authorized, and (iii) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

                  The Manager represents that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub- Adviser has been duly authorized, and (iii) it will act in conformity with the 1940 Act and other applicable laws.

                  The Sub-Adviser represents that it is authorized to perform the services described herein.

                  11.      Indemnification

                  The Manager shall indemnify and hold harmless the Sub- Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Advisor be indemnified for Disqualifying Conduct.

                  12.      Amendment of this Agreement

                  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment

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of this Agreement shall be effective with respect to the Fund until approved by vote of a majority of the outstanding voting securities of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Sub-Adviser.

                  13.      Limitation of Liability

                  This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and not upon the assets and property of any other investment fund of the Trust and shall not be binding upon any Trustee, officer or shareholder of the Fund and/or the Trust individually.

                  14.      Entire Agreement

                  This Agreement constitutes the entire agreement between the parties hereto.


                  15.      Governing Law

                  This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

                  16.      Miscellaneous

                  (a) Unless the Trust gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Sub-Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

                  (b) The Trust shall provide the Sub-Adviser with a copy of the Fund's agreement (the "Custody Agreement") with the Custodian (the "Custodian") designated to hold the assets of the Fund and any modification thereto in advance. The Fund's assets

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shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement. The Sub-Adviser shall have no liability for the acts or omissions of the Custodian. Any assets added to the Fund shall be delivered directly to the Custodian.

                  (c) The Trust, the Fund and the Manager agree and acknowledge that the Sub-Adviser is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of the Sub-Adviser. The use by the Trust on its own behalf or on behalf of the Fund of any Janus Mark in any advertisement or sales literature or other materials promoting the Fund shall be with the consent of the Sub-Adviser. The Trust and the Manager shall not, without the consent of the Sub-Adviser, make representations regarding the Sub-Adviser intended to be disseminated to the investing public in any disclosure document, advertisement or sales literature or other materials promoting the Fund. Such consent shall not be required for any documents or other materials intended for broker-dealer use only, for use by the Trust's trustees and for internal use by the Trust and the Manager. Consent by the Sub-Adviser to such use of any Janus Mark and any such representation shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Trust, the Fund or the Manager within 3 business days after the request is made by the Trust, the Fund or the Manager for such use of any Janus Mark or any such representation. Upon termination of this Agreement for any reason, the Trust and the Manager shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

                  (d) The Sub-Adviser agrees and acknowledges that the Trust is the sole owner of the name and mark "The Sierra Variable Trust" and the Manager is the sole owner of the name and mark "Sierra Investment Advisors" and that any and all use of any designation comprised in whole or in part of "The Sierra Variable Trust" or "Sierra Investment Advisors" (a "Sierra Mark") under this Agreement shall inure to the benefit of the Trust or the Manager, respectively. The use by the Sub-Adviser on its own behalf of any Sierra Mark in any advertisement or sales literature or other materials promoting the Sub-Adviser shall be with the consent of the Trust or the Manager, respectively. The

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Sub-Adviser shall not, without the consent of the Trust or the Manager, as applicable, make representations regarding the Trust, the Fund or the Manager in any disclosure document, advertisement or sales literature or other materials promoting the Sub-Adviser. Consent by the Trust and the Manager to such use of any Sierra Mark and any such representations shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Sub-Adviser within 5 business days after the request by the Sub-Adviser is made for such use of any Sierra Mark or any such representations. Upon termination of this Agreement for any reason, the Sub-Adviser shall cease any and all use of any Sierra Mark as soon as reasonably practicable.

                  (e) The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Trust and the Fund shall not be entitled to the advice, recommendation, or judgment of any specific person.



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                  IN WITNESS WHEREOF the parties hereto have caused this
Agreement to be duly executed as of the date first written above.



ATTEST:                               SIERRA INVESTMENT ADVISORS
                                      CORPORATION


 \s\ Ann M. Dowell                    By: \s\ Michael D. Goth
-------------------------------          -------------------------------
Name:  Ann M. Dowell                     Name:  Michael D. Goth
Title: Administrative Assistant          Title:  Chief Operating Officer


ATTEST:                               JANUS CAPITAL CORPORATION


                                      By: \s\ Stephen L. Stieneker
-------------------------------          -------------------------------
Name:                                    Name:  Stephen L. Stieneker
Title:                                   Title:  Assistant Vice President




Accepted and agreed to
as of the day and year
first above written:

THE SIERRA VARIABLE TRUST



By: \s\ Keith Pipes
   -----------------------------
Name:  Keith Pipes
Title:  Director, Executive Vice President
        & Secretary

ATTEST:



By: \s\ Richard Bocanegra
   -----------------------------
Name:  Richard Bocanegra
Title:  Administrative Assistant


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